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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

        Date of Report (Date of earliest event reported): APRIL 15, 1998

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

       DELAWARE            1-9019         76-0040040
   (State or other      (Commission    (I.R.S. Employer
   jurisdiction of      File Number)  Identification No.)
    incorporation)

                 1330 POST OAK BOULEVARD, HOUSTON, TEXAS 77056
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 623-6544

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ITEM 5. OTHER EVENTS.

     On this Current Report on Form 8-K, the Registrant is filing with the Securities and Exchange Commission certain items that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-31039).

     Debt Offering. On April 15, 1998, the Registrant issued $150 million principal amount of 7.000% MAndatory/Putable remarketable Securities (MAPS(SM)) due April 15, 2038 (the "MAPS") under a shelf registration of up to $500 million aggregate amount of securities of the Registrant. The MAPS are senior unsecured obligations of the Registrant and subject to mandatory tender on April 15, 2008. As part of the MAPS structure, the Registrant received additional proceeds representing the value of the right to remarket the MAPS as of the remarketing date of April 15, 2008. Net proceeds from the sale of the MAPS in the amount of approximately $154 million will be used to pay down indebtedness under certain uncommitted and unsecured money market lines of credit of the Registrant incurred primarily in connection with the Registrant's 1998 acquisition in Venezuela and for general corporate purposes. The MAPS are redeemable at any time after April 15, 2008 at the option of the Registrant, in whole or in part, at a price equal to the sum of 100% of their principal amount plus accrued and unpaid interest plus a make-whole premium.

     Recent Developments. Union Texas Venezuela Limited, an indirect subsidiary of the Registrant, announced a successful development well at the Desarrollo Zulia Occidental (DZO) unit in western Venezuela. The well has boosted daily production at the DZO unit by nearly 15%. A subsidiary of Union Texas Venezuela Limited has a 100% interest in the operating service contract for the DZO unit with PDVSA Petroleo y Gas, S.A., which interest was acquired in February 1998. The Alturitas No. 52 development well flowed at a daily rate of 3,810 barrels of oil at an average API gravity of 21 degrees on an electric submersible pump from the Marcelina formation between 10,852 and 11,092 feet. Situated in the Alturitas field, the well was placed on stream in early March and has increased production at DZO from an average of 23,080 barrels of oil a day in February 1998 to a current peak of 26,540 barrels of oil a day. Overall, the Registrant expects to drill up to seven development wells and one horizontal re-entry well on the DZO unit during 1998.

     This Current Report contains forward-looking statements within the meaning of and in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act, as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including price volatility, development, operational and implementation risks, and other factors described from time to time in the Registrant's publicly available SEC reports, which could cause actual results to differ materially.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

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
        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.4           -- Remarketing Agreement between the Registrant and
                            NationsBanc Montgomery Securities LLC with respect to the MAPS
          12.1           -- Computation of Ratio of Earnings to Fixed Charges;
                            Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNION TEXAS PETROLEUM HOLDINGS, INC.

                                            By:    /s/ LARRY D. KALMBACH

                                              ----------------------------------
                                              Larry D. Kalmbach
                                              Vice President and Chief Financial
                                                Officer

Date: April 15, 1998

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

           1.4           -- Remarketing Agreement between the Registrant and
                            NationsBanc Montgomery Securities LLC with respect to the MAPS
          12.1           -- Computation of Ratio of Earnings to Fixed Charges;
                            Computation of Ratio of Earnings to Combined Fixed
                            Charges and Preferred Stock Dividends